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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Juniper Networks, Inc. 1999 Employee Stock Purchase Plan of our report dated January 14, 2002, except for Note 13, as to which the date is February 13, 2002, with respect to the consolidated financial statements of Juniper Networks, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP



San Francisco, California
July 2, 2002